                                                                    EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

The following is a calculation of the historical and fully diluted per share amounts included within this Form 10-K for the six month period ended December 31, 1996 and for each of the three years in the period ended June 30, 1996. The weighted average number shares outstanding reflect the shares issued to consummate the merger on November 29, 1996, all stock splits, stock dividends, and shares issued in the initial public offering during the year ended June 30, 1995.


                                                                                  Fully Diluted
                                               Six Month                           Earnings Per        Fully Diluted
                                              Period Ended       Year Ended           Share          Earnings Per Share
                                           December 31, 1996    June 30, 1996   December 31, 1996      June 30, 1996
                                          ------------------   --------------   -----------------   -------------------
Weighted average stock options and
 warrants outstanding                              2,153,514        1,572,737           2,153,514             1,572,737

                                                 ===========       ==========         ===========            ==========

Proceeds upon exercise of options
 (exercise price $.250 - $7.750)                 $10,839,503       $7,031,542         $10,839,503            $7,031,542

Market value of stock at date of
 treasury stock purchase                                6.81             7.50                6.81                  7.38
                                                 -----------       ----------         -----------            ----------

Number of shares that can be
 repurchased from proceeds under                   1,133,384          937,164           1,133,384               953,429
 treasury stock method


Weighted average stock options and
 warrants outstanding                              2,153,514        1,572,737           2,153,514             1,572,737

                                                 -----------       ----------         -----------            ----------

Excess of options and warrants over
 treasury shares that could be                     1,020,130          635,573           1,020,130               619,308
 repurchased (1)


Weighted average number of shares                  5,400,785        5,040,731           5,400,785             5,040,731
 outstanding (2)
                                                 -----------       ----------         -----------            ----------

Total number of common and common
 equivalent shares (3)                             5,400,785        5,676,304           5,400,785             5,660,039

                                                 ===========       ==========         ===========            ==========

Net income                                       $(3,017,218)      $  424,056         $(3,017,218            $  424,056
                                                 ===========       ==========         ===========            ==========

Earnings per share                               $     (0.56)      $     0.07         $     (0.56)           $     0.07
                                                 ===========       ==========         ===========            ==========

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



                                                                                Fully Diluted         Fully Diluted
                                             Year Ended       Year Ended     Earnings Per Share    Earnings Per Share
                                           June 30, 1995    June 30, 1994       June 30, 1995         June 30, 1994
                                        -----------------------------------------------------------------------------

Weighted average stock options and
 warrants outstanding                            245,066            8,000               245,066                 8,000

                                             ===========       ==========           ===========            ==========

Proceeds upon exercise of options
 (exercise price $.250 - $7.750)             $   281,168      $    25,600           $   281,168           $    25,600

Market value of stock at date of
 treasury stock purchase                            6.65             1.60                  6.50                  1.60
                                             -----------       ----------           -----------            ----------

Number of shares that can be
 repurchased from proceeds under
 treasury stock method                            42,262           16,000                43,257                16,000


Weighted average stock options and
 warrants outstanding                            245,066            8,000               245,066                 8,000
                                             -----------       ----------           -----------            ----------



                                                                               Fully Diluted         Fully Diluted
                                            Year Ended       Year Ended      Earnings Per Share    Earnings Per Share
                                           June 30, 1995    June 30, 1994      June 30, 1995         June 30, 1994
                                        -----------------------------------------------------------------------------
Excess of options and warrants over
 treasury shares that could be
 repurchased (1)                                 202,804            8,000               201,809                 8,000


Weighted average number of shares
 outstanding (2)                               3,765,467        3,716,974             3,765,467             3,716,974
                                             -----------       ----------         -----------            ----------

Total number of common and common
 equivalent shares (3)                         3,765,467        3,716,974             3,765,467             3,716,974

                                             ===========       ==========           ===========            ==========

Net income                                   $(1,876,810)     $(1,423,794)          $(1,876,810)          $(1,423,794)
                                             ===========       ==========           ===========            ==========

Earnings per share                           $     (0.50)     $     (0.38)          $     (0.50)          $     (0.38)
                                             ===========       ==========           ===========            ==========
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Notes:

(1) The excess of options and warrants over treasury shares that could be repurchased is limited to 20% of the number of shares outstanding at the end of the period. The excess of the number of shares that could be repurchased over the 20% limitation is assumed to be first applied to short and long-term borrowings and any remainder invested in government securities. This limitation was not applied during any of the periods presented.

(2)  The weighted average number of shares outstanding is determined by relating
     (a) the portion of time within the reporting period that a particular number of shares of a certain security has been outstanding to (b) the total time in that period.

(3) The total number of common and common equivalent shares used for weighted average number of shares outstanding included in EPS for the six months ended December 31, 1996 and for the years ended June 30, 1995, and 1994 is limited to the actual weighted average number of shares outstanding before excess of options and warrants over treasury shares that could be repurchased due to the antidilutive effect on EPS brought about by the net losses incurred in these periods.